                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-A/A

                                 AMENDMENT NO. 1

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                            IXC Communications, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                  Delaware                                       74-2644120
--------------------------------------------------------------------------------
(State of incorporation or organization)                      (I.R.S. Employer
                                                             Identification No.)


1122 Capital of Texas Highway South, Austin, Texas                78746
-----------------------------------------------------     ----------------------
         (Address of principal executive offices)               (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:


  Title of Each Class                Name of Each Exchange on Which Each Class
  to be so Registered                             is to be Registered
  -------------------                -----------------------------------------

          N/A                                             N/A


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file numbers to which this form relates:
333-33421, 333-37157, and 333-62433.

Securities to be registered pursuant to Section 12(g) of the Act:

  7-1/4% Junior Convertible Preferred Stock Due 2007, par value $.01 per share
--------------------------------------------------------------------------------
                                (Title of class)

    Depositary Shares each representing 1/20 of a share of 6-3/4% Cumulative
       Convertible Preferred Stock (liquidation preference $50 per share)
--------------------------------------------------------------------------------
                                (Title of class)

         12-1/2% Series B Junior Exchangeable Preferred Stock Due 2009,
                            par value $.01 per share
--------------------------------------------------------------------------------
                                (Title of class)

By this Amendment No. 1, IXC Communications, Inc. hereby withdraws its Registration Statement on Form 8-A dated August 31, 1999 and filed with the Securities and Exchange Commission on September 1, 1999.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:    September 17, 1999            IXC Communications, Inc.



                                       By: /s/   Jeffrey C. Smith
                                           -------------------------------------
                                           Jeffrey C. Smith
                                           Senior Vice President,
                                           General Counsel and Secretary



                                       2